Exhibit 99.2

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000000000000

NAME

THE COMPANY NAME INC. - COMMON 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345

THE COMPANY NAME INC. - 401 K 123,456,789,012.12345

x

02 0000000000

JOB #

1 OF 2

1 OF 2 PAGE

SHARES

CUSIP #

SEQUENCE #

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONTROL #

UNITS

0 0 0

0 0 0

0 0 0

0000190865_1 R1.0.0.51160

PVR PARTNERS, L.P.

THREE RADNOR CORPORATE CENTER

100 MATSONFORD RD

SUITE 301

RADNOR, PA 19087

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you

vote FOR proposals 1, 2 and 3. For Against Abstain

1 To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 9, 2013 (as it may be amended from time to time), which is referred to as the merger agreement, by and among PVR, PVR GP, LLC, the general partner of PVR (or PVR GP), Regency Energy Partners LP (or Regency), Regency GP LP and the general partner of Regency (or Regency

GP), and the transactions contemplated thereby.

2 To consider and vote on a proposal to approve the adjournment of the PVR special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

3 To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the related compensation payments that will or may be paid by PVR to its named executive officers in connection with the merger.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000190865_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at

www.proxyvote.com .

This proxy is solicited on behalf of

the Board of Directors of

PVR GP, LLC

PVR PARTNERS, L. P.

Special Meeting of Unitholders

(Meeting Date), 2014, (Meeting Time)

The undersigned unitholder(s) of PVR Partners, L.P. (the “Partnership”) hereby appoint(s) Robert B. Wallace and

Bruce D. Davis, Jr., each or any of them, with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated, and otherwise act in such proxyholder’s sole discretion as to any other matter properly raised in respect of all units of the Partnership, which the undersigned may be entitled to vote at the Special Meeting of Unitholders of the Partnership to be held on (Meeting Date & Time) local time at

(Meeting Place), and at any and all adjournments thereof, with all rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side or in such proxyholder’s sole discretion as to any other matter that may properly come before the Special Meeting.

Continued and to be signed on reverse side